                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                       Universal Capital Investment Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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
                       UNIVERSAL CAPITAL INVESTMENT TRUST

                                 P.O. Box 1591
                            Milwaukee, WI 53201-1591
                                 (800) 537-3446



                                                                  July 18, 2000


Dear Fellow Shareholder:

     Due to upcoming changes in the general partnership structure of Universal Capital Growth Fund's investment adviser, the Fund's investment advisory agreement may be deemed to terminate by technical action of law. Therefore, we must ask you, the shareholders of the Fund, to approve a new investment advisory agreement with our current investment adviser. THE NEW AGREEMENT WILL NOT RESULT IN ANY CHANGES IN THE PORTFOLIO MANAGEMENT OF THE FUND.

     Since it is necessary to call a shareholder meeting to consider the new investment advisory agreement, we are also taking this opportunity to allow you, the shareholders, to elect the Trustees of the Universal Capital Investment Trust and to ratify the selection of Ernst & Young as the independent auditors of the Trust.

     THE BOARD OF TRUSTEES UNANIMOUSLY APPROVED EACH PROPOSAL AND RECOMMENDS THEM FOR YOUR APPROVAL.

     We urge you to sign and return your proxy card in the enclosed postage-paid envelope to ensure a quorum at the meeting. Thank you for your attention to this matter and for your continued investment in the Fund.

Sincerely,


Andrew J. Goodwin, III
President

                       UNIVERSAL CAPITAL INVESTMENT TRUST
                       100 SOUTH WACKER DRIVE, SUITE 2100
                             CHICAGO, ILLINOIS 60606
                                 (312) 782-1515


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 17, 2000


To the shareholders of Universal Capital Investment Trust:


     Please take notice that a special meeting of the shareholders of Universal Capital Growth Fund (the "Fund"), a series of Universal Capital Investment Trust (the "Trust"), will be held at Suite 2100, 100 South Wacker Drive, Chicago, Illinois, on August 17, 2000, at 8:00 am, Chicago time, to:


PROPOSAL 1:       Elect a board of trustees;


PROPOSAL 2:       Consider the approval (Proposal 2-A) and continuation
                  (Proposal 2-B) of an investment advisory agreement with Optimum Investment Advisers, L.P., on the same terms and conditions as the Trust's current investment advisory agreement;


PROPOSAL 3:       Ratify the selection of Ernst & Young LLP as independent
                  auditors for the current fiscal year; and

PROPOSAL 4:       Transact any other business as may properly come before the meeting.


The appointed proxies will vote on any other business as may properly come before the meeting or any adjournments thereof. Shareholders of record at the close of business on July 14, 2000 are entitled to vote at the meeting and any adjournments thereof.


                                         For the Board of Trustees,


                                         Keith F. Pinsoneault,
                                         Vice President, Secretary and Treasurer

July 18, 2000


               THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR
                          EACH OF THE FOREGOING ITEMS.

     IMPORTANT - WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE.

                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of Universal Capital Investment Trust (the "Trust") for use at a special meeting of the Trust's shareholders, to be held at Suite 2100, 100 South Wacker Drive, Chicago, Illinois, on August 17, 2000, at 8:00 am, Chicago time, and at any adjournments thereof (the "Meeting").



     The Trust's shareholders of record at the close of business on July 14, 2000 are entitled to participate in the Meeting and to cast one vote for each share held. The Trust had 763,388 shares of beneficial interest outstanding on the record date, all of which were shares of the Universal Capital Growth Fund (the "Fund"), the only series of the Trust. This proxy statement is first being mailed to the shareholders on or about July 18, 2000. ANY SHAREHOLDER WHO DESIRES A COPY OF THE PREVIOUSLY MAILED ANNUAL REPORT (OR THE MORE RECENT SEMI-ANNUAL REPORT) MAY OBTAIN IT, WITHOUT CHARGE, FROM THE OFFICE OF THE TRUST, 100 SOUTH WACKER DRIVE, SUITE 2100, CHICAGO, ILLINOIS, 60606, OR BY CALLING
(312) 782-1515.


                                  INTRODUCTION


     The current investment adviser of the Fund, Graver, Bokhof, Goodwin & Sullivan (the "Adviser"), is organized as a limited partnership under the laws of the State of Illinois. Recently, Stephen F. Graver and James F. Sullivan, two of the general partners in the parent company of the Adviser, Optimum Investments Group, Ltd. (the "Parent"), announced their intention to relinquish their partnership interests (each of which approximate 27% of the Parent), which interests will be transferred back to the Parent (the "Transactions"). Mr. Graver will transfer his stock in the Parent on July 31, 2000. In return, he will be released by the Parent and its remaining shareholders from certain agreements, primarily non-competition agreements. Mr. Sullivan has not yet solidified the timing or terms of his separation from the Adviser; however, it is anticipated that on or before December 15, 2000, Mr. Sullivan will transfer his stock in the Parent in return for the investment advisory assets and business affiliated with the Parent and located in Michigan. In conjunction with the Transactions, the Adviser will change its name to "Optimum Investment Advisers, L.P." Following the Transactions and the name change, the Adviser will continue investment management of the Fund under the same terms and conditions contained in the current investment advisory agreement between the Trust and the Adviser (the "Current Agreement").



     Each of the Transactions may constitute an "assignment" of the Current Agreement, as that term is defined by the Investment Company Act of 1940, as amended (the "1940 Act"). If either of the Transactions are in fact an assignment, the Current Agreement would be automatically terminated by action of law. Since the 1940 Act requires a contract between an investment company such as the Trust and its investment manager, it is necessary for the Adviser to enter into a new investment advisory agreement with the Trust upon the conclusion of the first Transaction (Mr. Graver's separation). It is this agreement (the "New Agreement") between the Adviser and the Trust that is being proposed for shareholders' approval. Although the New Advisory Agreement will be executed and become effective immediately upon approval by shareholders, it may be deemed to terminate upon the occurrence of the second transaction (Mr. Sullivan's separation) unless its continuation after that transaction is also approved by shareholders. Therefore, you will be asked to approve both the New Advisory Agreement (Proposal 2-A) and its continuation after the second transaction (Proposal 2-B).

     The Adviser has assured the Board of Trustees that it intends to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be interested persons of such investment adviser. The composition of the Board of Trustees, currently and as proposed, would be in compliance with this provision of Section 15(f). Second, an "unfair burden" must not be imposed upon the investment company as a result of the transaction or any express or implied terms, conditions or understandings applicable thereto. The Adviser is not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on the Trust as a result of the Transactions. The Adviser has agreed that it and its affiliates will take no action that would have the effect of imposing an "unfair burden" on the Trust as a result of the Transactions. The Adviser has undertaken to pay the costs of preparing and distributing proxy materials to and of holding the meeting of the Trust's shareholders.

     THERE ARE NO SUBSTANTIVE DIFFERENCES BETWEEN THE CURRENT AGREEMENT AND THE NEW AGREEMENT. THIS SHAREHOLDER VOTE IS NECESSARY TO COMPLY WITH CERTAIN LEGAL REQUIREMENTS. IF THE NEW AGREEMENT AND ITS CONTINUATION ARE APPROVED, THERE WILL BE NO CHANGES IN THE PORTFOLIO MANAGEMENT OF THE TRUST.

PROPOSAL 1:  ELECTION OF THE TRUSTEES

     The persons named on the accompanying proxy card intend, in the absence of contrary instructions, to vote all proxies in favor of the election of the nominees for Trustee listed below to serve until the next meeting held for the purpose of electing trustees and until their successors are duly elected and qualified. All nominees have consented to stand for reelection and to serve if elected. If any such nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be determined by the persons acting under the proxies in their discretion.

INFORMATION CONCERNING NOMINEES

     The following table sets forth certain information concerning the nominees for Trustee. Each of the nominees is currently a Trustee and, except for Mr. Korajczyk, was elected by a shareholder vote on August 13, 1997. Mr. Korajczyk was appointed by the Board to fill a vacancy on May 14, 1998.


                                                   PRESENT OFFICE WITH THE TRUST IF ANY;                             SHARES
                                                          PRINCIPAL OCCUPATION OR                  YEAR FIRST     BENEFICIALLY
                                                     EMPLOYMENT AND DIRECTORSHIPS IN                BECAME A      OWNED AS OF
        NAME (DATE OF BIRTH)                              PUBLICLY HELD COMPANIES                   TRUSTEE       JULY 14, 2000
------------------------------------    ------------------------------------------------------      --------     -------------
Andrew J. Goodwin, III* (10/22/43)      President of Optimum Investment Group Ltd. since 1999,        1997           None
                                        Officer of the Adviser since 1990

Robert A. Korajczyk (07/26/54)          Professor of Finance, Northwestern University since           1998            53
                                        1983; Principal, Chicago Partners since 1995.

Robert F. Seebeck                       Retired; formerly, Managing Director of Russell               1997           1,741
(05/19/26)                              Reynolds Associates, Inc., August, 1974 through
                                        December, 1996.

Alan L. Zable                           Consultant since January 1, 1995; president and sole          1991           3,184
(10/28/36)                              shareholder of CAZCO, Inc. (hair salon business); prior
                                        thereto, Senior Vice President and Treasurer, Midwest
                                        Stock Exchange, Incorporated.

---------------
* Mr. Goodwin is an "interested person" of the Trust as defined in the 1940 Act.


     The Board has an audit and nominating committee that is comprised of Messrs. Korajczyk, Seebeck and Zable. The audit and nominating committee makes recommendations regarding the selection of the Trust's independent auditors and meets with representatives of the independent auditors to determine the scope and review the results of each audit; the committee also selects and nominates candidates for independent trustees. The Trust pays Independent Trustees an attendance fee of $500 for each meeting attended. Trustees or officers of the Trust who are affiliates of the Investment Adviser receive no compensation from the Trust. The Board met 5 times during its 1999 fiscal year. Except for Mr. Korajczyk, each Trustee attended 75% or more of the respective meetings of the Board, and the audit and nominating committee held one meeting during its 1999 fiscal year; Mr. Korajczyk attended 3 of 5 Board meetings and all meetings of the audit and nominating committee.


     The table below shows, for each Trustee entitled to receive compensation from the Trust, the aggregate compensation earned during the Trust's 1999 fiscal year.

                                       TOTAL COMPENSATION
NAME OF TRUSTEE                          FROM THE TRUST
---------------                        ------------------
Robert A. Korajczyk                                $1,500
Robert F.  Seebeck                                 $2,500
Alan L. Zable                                      $2,500

PROPOSAL 2:  APPROVAL AND CONTINUATION OF NEW INVESTMENT ADVISORY AGREEMENT


INTRODUCTION


     As previously discussed, each of the Transactions may constitute an "assignment" of the Current Agreement between the Trust and the Adviser and, therefore, result in the automatic termination of the Current Agreement. Accordingly, on June 19, 2000, the Board, including a majority of disinterested trustees, unanimously approved the New Agreement with the Adviser, subject to approval by the Fund's Shareholders. Although the New Advisory Agreement will be executed and become effective immediately following its approval by shareholders, Mr. Sullivan's retirement separation from the Adviser and its Parent could also be deemed an assignment of the New Advisory Agreement, resulting in its termination. Therefore, shareholders are being asked to approve both the New Advisory Agreement (Proposal 2-A) and its continuation following Mr. Sullivan's separation (Proposal 2-B). The following discussion is qualified in its entirety by reference to the form of the New Agreement attached hereto as Exhibit A.


CURRENT AGREEMENT AND NEW AGREEMENT

     The Adviser has been the Fund's investment adviser since 1997 pursuant to the Current Agreement, which is dated August 15, 1997. The Current Agreement was last approved by shareholders on August 13, 1997 and last renewed by the Board, including a majority of the Independent Trustees, on February 16, 2000.


     Under the terms of the Current Agreement, subject to the expense limitations described below, the Fund pays all its own operating expenses that are not specifically assumed by the Adviser, including (i) the advisory fee;
(ii) interest, taxes and any governmental filing fees; (iii) compensation and expenses of the Independent Trustees; (iv) legal, audit, custodial, fund accounting and transfer agency fees and expenses; (v) fees and expenses related to the organization of the Fund and registration and qualification of the Fund and its shares under federal and state securities laws; (vi) expenses of printing and mailing reports, notices and proxy material to shareholders, and expenses incidental to meetings of shareholders; (vii) insurance premiums;
(viii) litigation and indemnification expenses and other extraordinary expenses not incurred in the normal course of the business of the Trust; and (ix) brokerage commissions and other transaction-related costs. THESE TERMS OF THE CURRENT AGREEMENT WILL REMAIN THE SAME IN THE NEW AGREEMENT.


     Under the Current Agreement, the Adviser receives a fee, accrued daily and paid monthly, from the Trust for its management and advisory services at an annual rate of 1.0% of the first $250 million of the Fund's average daily net assets and .75% of the average daily net assets in excess of $250 million. The Adviser has voluntarily agreed to reimburse the Trust for any annual operating expenses in excess of 2% of the Fund's average daily net assets through December 31, 2000. In addition, the Adviser agreed in the Current Agreement that for any fiscal year of the Trust during which the total of the Fund's expenses (including investment advisory fees, but excluding interest, portfolio brokerage commissions and expenses, taxes and extraordinary items) exceeds the lowest expense limitation imposed in any state in which the

Fund is then making sales of its shares or in which its shares are then qualified for sale, the Adviser would reimburse the Fund for the excess amount not otherwise excluded in the Agreement. (Due to changes in the Federal and State securities laws, the Trust is not aware of any state which imposes expense limitations on investment companies such as the Trust). THESE TERMS OF THE CURRENT AGREEMENT WILL REMAIN THE SAME IN THE NEW AGREEMENT.

     During the fiscal year ended September 30, 1999, the Fund incurred total advisory fees of $172,359, but the Adviser waived fees or reimbursed expenses in the aggregate amount of $31,486 pursuant to its expense limitation undertaking.

     The Current Agreement will remain in effect so long as it is approved at least annually by (a) the Board or by the vote of a majority of the outstanding voting securities of the Fund and (b) the vote of a majority of the Independent Trustees, cast in persons at a meeting called for the purpose of voting on such approval. The Current Agreement may be terminated at any time without penalty, by vote of the Trustees or by vote of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund, or by the Adviser on 60 days written notice to the Trust, and will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act), except that it will continue after Mr. Sullivan's separation, which could be deemed an assignment. The initial term of the New Agreement will end on March 31, 2001, (the expiration date of the Current Agreement); the New Agreement may be continued thereafter from year to year if approved at least annually by a majority of the Independent Trustees, as well as either the entire Board or a majority of Fund shareholders. THE NEW AGREEMENT CONTAINS THE SAME TERMS AS THE CURRENT AGREEMENT.

INTERIM AGREEMENT


     If the first Transactions constitutes an assignment of the Trust's current investment agreement with the Adviser, the Current Agreement will automatically terminate, as required by the 1940 Act. In anticipation of the Transactions and the possible termination of the Current Agreement, the New Agreement between the Trust and the Adviser is being proposed for approval by the Trust's shareholders. The New Agreement will be executed and become effective immediately following its approval by shareholders. Since Mr. Graver's separation from the Parent will occur on July 31, 2000, possibly causing the termination of the Current Advisory Agreement before the New Advisory Agreement can become effective, the Board of Trustees has approved an interim investment advisory contract with the Adviser. Under Paragraph b.2. of SEC Rule 15a-4, this interim contract cannot extend more than 150 days, the investment advisory fee cannot be greater than under the Current Advisory Agreement, and the investment advisory fees paid under the interim Agreement must be deposited in escrow until the New Advisory Agreement is approved by shareholders. With these exceptions, the interim Agreement contains the same terms as the Current Advisory Agreement.

ADMINISTRATION AGREEMENT

     To assist in fulfilling certain of its administrative duties under the Current Agreement, the Adviser has entered into an Administration Agreement with Sunstone Financial Group, Inc. ("Sunstone") under which Sunstone furnishes accounting, recordkeeping, operational oversight, and other administrative services to the Fund. All of Sunstone's fees under the Administration Agreement are paid by the Adviser. This Administration Agreement will terminate according to its terms upon the termination of the Current Agreement. Sunstone and the Adviser propose to enter into a new Administration Agreement, with identical terms and conditions as the current Administration Agreement, upon termination of the current Administration Agreement; the Board of Trustees of the Fund has approved the new Administration Agreement.

BOARD OF TRUSTEES EVALUATION


     The Board met on June 19, 2000, to consider the Transactions and their anticipated effects on the Fund and the Adviser. At that meeting, the Adviser represented that the Transactions would have no effect on the persons managing the Fund or on the level of services provided to the Fund pursuant to the Current Agreement. After considering all relevant information, the Board, including a majority of the Independent Trustees voted to approve the New Agreement and the continuation of the New Agreement following Mr. Sullivan's separation: the Board of Trustees recommend that shareholders do the same.


         During its deliberations, the Board used the assistance of legal counsel in understanding its fiduciary duties and the ramifications of the Transactions on the Fund, and the Board obtained assurances from the Adviser that:

     - the Adviser intends to comply with Section 15(f) of the 1940 Act and is not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on the Fund as a result of the Transactions;

     - the Adviser will take no action that would have the effect of imposing an "unfair burden" on the Fund as a result of the Transactions; and

     - the Adviser will pay the cost of preparing and distributing proxy materials to and of holding the meeting of the Trust's shareholders as well as other fees and expenses in connection with the reorganization, including the fees and expenses of legal counsel to the Trust.

     In evaluating the New Agreement, the Board took into account that the terms relating to the service provided and the fees and expenses payable by the Fund are the same as under the Current Agreement. As a result of its investigation and consideration of the Transactions and the New Agreement at its June 19, 2000 meeting, the Board unanimously voted to approve the New Agreement, as well as its continuation and to recommend both proposals to the shareholders of the Fund for their approval.



     The foregoing discussion relates to two proposals: Proposal 2-A is for the approval of the New Agreement (following Mr. Graver's separation from the Adviser), and Proposal 2-B is for the continuation of the New Agreement following Mr. Sullivan's separation from the Adviser. Voting in favor of both Proposals 2-A and 2-B will result in the continuation of the management of the Fund by the Adviser after each of the Transactions; it is necessary for each of the two proposals to be approved for the New Agreement to continue after the Transactions. PLEASE VOTE ON BOTH PROPOSAL 2-A AND PROPOSAL 2-B.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND THE CONTINUATION OF THE NEW AGREEMENT.

PROPOSAL 3:  SELECTION OF INDEPENDENT AUDITORS

     A majority of the Independent Trustees selected Ernst & Young LLP ("E&Y"), independent auditors, to audit the books and records of the Trust for the current fiscal year. E&Y has served in this capacity since the Trust was organized and has no direct or indirect financial interest in the Trust except as independent auditors. The selection of E&Y as independent auditors of the Trust is being submitted to the shareholders for ratification. A representative of E&Y is expected to be available by telephone at the Meeting to respond to any appropriate questions raised at the Meeting and may make a statement.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FUND.

OTHER MATTERS

     The Board is unaware of any matters that will be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person on persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Trust.

                             ADDITIONAL INFORMATION

TRUST OFFICERS

     Information about the executive officers of the Trust, with their respective dates of birth, terms as Trust officers indicated and principal occupation for the past five years, is set forth below.

Andrew J. Goodwin, III (10/22/43), president of the Trust since August 15, 1997, is an Officer of the Adviser and Vice Chairman of Optimum Investment Group, Ltd.

Keith F. Pinsoneault (10/25/47), vice president, secretary and treasurer of the Trust since August 15, 1997, is a Managing Director of the Adviser and formerly Chief Operating Officer and Director of Capital Markets for Rodman & Renshaw.

INFORMATION REGARDING THE ADVISER

     The Adviser is a registered investment adviser whose predecessor firm was founded in 1981. The Adviser is located at 100 South Wacker Drive, Suite 2100, Chicago, Illinois 60606-4005, and is organized as a limited partnership under the laws of the State of Illinois. The Adviser is 99% owned by Optimum Investment Group, Ltd. ("Parent"), which also has an ownership interest in three other advisory firms. As of June 30, 2000, the combined assets under management for the affiliated firms exceed $1 billion, with investment management provided to both institutional and individual clients. Among the firms there are 28 professional and 23 staff members who provide investment and administrative services to clients in equity, fixed income and venture capital portfolio management.


     The names and principal occupations of the controlling shareholders of the Parent are as follows:


Name                                        Principal Occupation
----                                        --------------------
Steven F. Graver1                           Officer, Adviser;
                                            Officer, Optimum Investment Group, Ltd.

H. Steel Bokhof, Jr.                        Officer, Adviser;
                                            Officer, Optimum Investment Group, Ltd.

Andrew J. Goodwin, III2                     Officer, Adviser;
                                            Officer, Optimum Investment Group, Ltd.

James F. Sullivan1                          Officer, Adviser;
                                            Officer, Optimum Investment Group, Ltd.
                                            Principal, Burnham, Sullivan, Andelbradt & Co.

PRINCIPAL UNDERWRITER

     Dreher & Associates, Inc., One Oakbrook Terrace, Suite 708, Oakbrook Terrace, Illinois 60181, serves as the Trust's principal underwriter pursuant to an underwriting agreement.

ADMINISTRATOR

     Sunstone Financial Group, Inc., 207 E. Buffalo Street, Suite 400, Milwaukee, WI 53202, serves as the Trust's administrator pursuant to the Administration Agreement.



-------------------------
1 After the Transactions, Messrs. Graver and Sullivan will no longer be shareholders of the Adviser's Parent, nor will Mr. Graver continue to be affiliated with the Adviser. Mr. Sullivan will continue as an employee of the Parent.


2    As 85% General Partner of Goodwin Investors L.P.

PRINCIPAL SHAREHOLDERS


     To the best of the Trust's knowledge, as of July 14, 2000, no shareholder held 5% or more of the Trust's Shares. As of July 14, 2000, the Trust's Trustees and officers as a group owned less than 1% of the outstanding voting securities of the Trust.


SOLICITATION OF PROXIES

     Proxies will be solicited by the Trust, and the cost of solicitation will be paid by the Adviser. Additional solicitation may be made by mail, personal interview, telephone, e-mail, and telegraph by the Adviser who will not receive additional compensation therefor.

PROPOSALS OF SHAREHOLDERS


     The Trust does not intend to hold a regular or special meeting of shareholders unless and until required by the 1940 Act. Therefore, the date of the next meeting, if any, is not known. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for the next meeting of shareholders should send their written proposals to Universal Capital Investment Trust, 100 South Wacker Drive, Suite 2100, Chicago, Illinois 60606.



QUORUM, VOTING

     Each valid proxy will be voted in accordance with the instructions on the proxy and as the persons named in the proxy determine on such other business as may come before the meeting. If no instructions are given, the proxy will be voted FOR items 1, 2-A, 2-B and 3. Voting instructions given by telephone or electronically transmitted instruments may be counted as if obtained pursuant to procedures designed to verify that such instructions have been authorized. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Trust (addressed to the Secretary at the principal executive office of the Trust, 100 South Wacker Drive, Suite 2100, Chicago, Illinois, 60606), in person at the meeting, by executing a superseding proxy, or by submitting a notice of revocation to the Trust.



     Election of each of the listed nominees for Trustee (Proposal 1) and ratification of Ernst & Young as independent auditors of the Trust (Proposal 3) require the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy.



     Approval and continuation of the new investment advisory agreement (Proposals 2-A and 2-B) require the affirmative vote of a "majority of the outstanding voting securities" as defined in the 1940 Act, meaning the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund at the Meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (2) more than 50% of the outstanding shares of the Fund.


     The presence, in person or by proxy, of a majority of the votes of shares of the Trust entitled to be cast at the Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies with respect to the Proposal that did not receive the vote necessary for its passage or to obtain a quorum. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the Trust's or the Fund's shares (as applicable) present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of any such adjournment if they determine that such adjournment and additional solicitation are reasonable and in the interest of the Trust's or the Fund's shareholders


     For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Trust from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Abstentions and broker non-votes will not be counted in favor of, but will have no other effect on the votes for Proposal 1 and Proposal 3, respectively. Abstentions and broker non-votes will have the effect of a "no" vote on Proposals 2-A and 2-B. Shareholders of the Trust will vote separately with respect to each Proposal.


Accordingly, shareholders are urged to forward their voting instructions promptly.

                                     By Order of the Board of Trustees
                                     of the Trust,


                                     Keith F. Pinsoneault
                                     Vice President, Secretary and
                                     Treasurer

July 18, 2000



     WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                       EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT

     OPTIMUM INVESTMENT ADVISERS, L.P., a registered investment adviser (the "Adviser"), a limited partnership organized under the laws of the State of Illinois and having its principal office and place of business in Chicago, Illinois (the "Adviser"), and UNIVERSAL CAPITAL INVESTMENT TRUST, a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and having its principal office and place of business in Chicago, Illinois (the "Trust"), hereby agree as follows:

1.   APPOINTMENT OF ADVISER.

          (a) Initial Fund. The Trust appoints the Adviser to act as manager and investment adviser to Universal Capital Growth Fund (the "Fund"), a series of the Trust, for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          (b) Additional Funds. If the Trust establishes one or more series of shares other than the Fund with respect to which it wishes to retain the Adviser to render management and investment advisory services hereunder, it shall notify the Adviser in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Adviser is willing to render such services, it shall notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

2.   DUTIES OF ADVISER.

     The Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

          (a) Investment Program. The Adviser will (i) furnish continuously an investment program of the Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust (the "Trustees")) what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of the Fund. The Adviser will also manage, supervise and conduct the other affairs and business of the Trust and the Fund and matters incidental thereto, subject always to the control of the Trustees and to the provisions of the Declaration of Trust and Bylaws and the 1940 Act.

                                                                       EXHIBIT A

          (b) Office Space and Facilities. The Adviser shall furnish the Trust office space in the offices of the Adviser, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for managing the affairs and investments of the Trust. These services are exclusive of the necessary services and records of any dividend disbursing agent, transfer agent, registrar, custodian or fund accounting agent.

          (c) Personnel. The Adviser shall provide all necessary executive and clerical personnel for administering the affairs of the Trust and shall compensate the Trustees and all personnel and officers of the Trust if such persons are also employees of the Adviser or its affiliates, except as provided in Paragraph 3(g) hereof.

          (d) Portfolio Transactions. The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Adviser, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(d). In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Trust or the Fund the best overall terms available for any transaction. The Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

               To the extent contemplated by the Trust's registration statement under the 1933 Act, in evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and subject to seeking the most favorable combination of net price and execution available, the Adviser may consider sales of shares of a Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund. The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

                                                                       EXHIBIT A

               The Adviser (or an affiliate of the Adviser) may act as broker for Trust in connection with the purchase or sale of securities by or to Trust if and to the extent permitted by procedures adopted from time to time by the Trustees. Such brokerage services are not within the scope of the duties of the Adviser under this agreement, and, within the limits permitted by law and the Trustees, the Adviser (or an affiliate of the Adviser) may receive brokerage commissions, fees or other remuneration from Trust for such services in addition to its fee for services as Adviser.

           (e) Other Services. Within the limits permitted by law, the Adviser may receive compensation from the Trust for other services performed by it for the Trust which are not within the scope of the duties of the Adviser under this agreement.

3.   ALLOCATION OF EXPENSES.

     Except for the services and facilities to be provided by the Adviser as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Adviser for any such expenses incurred by the Adviser. The expenses to be borne by the Trust shall include, without limitation:

          (a) the charges and expenses of any registrar, stock transfer or dividend disbursing agent, custodian or depository appointed by the Trust for the safekeeping of its cash, portfolio securities and other property or agent performing fund accounting services;

          (b) payments under the Trust's distribution plan or plans adopted pursuant to rule 12b-1 under the 1940 Act;

          (c) the charges and expenses of independent auditors;

          (d) brokerage commissions and any other costs incurred for transactions in the portfolio securities of the Trust;

          (e) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other governmental agencies;

          (f) the cost of stock certificates (if any) representing shares of the Trust;

          (g) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursements of actual expenses incurred by the Adviser in performing such functions for the

                                                                       EXHIBIT A


          Trust and including compensation of employees of the Adviser in proportion to the time spent on such matters;

          (h) all expenses of shareholders' and Trustees' meetings, including meetings of committees and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders (but not expenses of printing and mailing any such documents used for promotional purposes);

          (i) all expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to shareholders (but not expenses of printing and mailing of prospectuses and literature used for promotional purposes);

          (j) compensation and travel expenses of Trustees who are not "interested persons" within the meaning of the 1940 Act;

          (k) the expense of furnishing, or causing to be furnished, to each shareholder a statement of the shareholder's account, including the expense of mailing;

          (l) charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure and relations with its shareholders, issuance of Trust shares and registration and qualification of securities under Federal, state and other laws;

          (m) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute by the Trustees and officers of the Trust, and the membership or association dues of such organizations;

          (n) the cost and expense of maintaining the books and records of the Trust, including general ledger accounting;

          (o) the expense of obtaining and maintaining insurance including a fidelity bond as required by Section 17(g) of the 1940 Act;

          (p) interest payable on Trust borrowings; and

          (q) postage.

                                                                       EXHIBIT A

4.   ADVISORY FEE.

         (a) For the services and facilities to be provided to the Fund by the Adviser as provided in Paragraph 2 hereof, the Trust shall pay the Adviser a monthly fee with respect to the Fund as soon as practical after the last day of each calendar month, which fee shall be paid at the rate set forth below based upon the Monthly Average Net Assets (as defined in subparagraph (c) below) of the Fund for such calendar month:

                             ADVISORY FEE SCHEDULE

                  Monthly Average                             Monthly
                  Net Assets                                  Fee Rate
                  ----------                                  --------
                  Up to and including $250 million            1/12 of 1.00%
                  Over $250 million                           1/12 of .75%


                  (b) In the case of termination of this Agreement during any calendar month, the fee for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of the Fund for the business days during which it is so in effect.

                  (c) The "Monthly Average Net Assets" of the Fund for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of the Fund, determined in accordance with procedures established from time to time by or under the direction of the Trustees in accordance with the Agreement and Declaration of Trust of the Trust, as of the close of business on each day during such month that the Fund was open for business, by (ii) the number of such days.

5.   EXPENSE LIMITATION.

     The Adviser agrees that for any fiscal year of the Trust during which the total of all expenses of the Fund (including investment advisory fees under this agreement, but excluding interest, portfolio brokerage commissions and expenses, taxes and extraordinary items) exceeds the lowest expense limitation imposed in any state in which the Fund is then making sales of its shares or in which its shares are then qualified for sale, the Adviser will reimburse the Fund for such expenses not otherwise excluded from reimbursement by this Paragraph 5 to the extent that they exceed such expense limitation.

6.   TRUST TRANSACTIONS.

     The Adviser agrees that neither it nor any of its officers or directors will take any long or short position in the shares of the Trust; provided, however, that such prohibition:

                                                                       EXHIBIT A


          (a) shall not prevent the Adviser from purchasing shares of the Trust if orders to purchase such shares are placed upon the receipt by the Adviser of purchase orders for such shares and are not in excess of such purchase orders received by the Adviser; and

          (b) shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment.

7.   RELATIONS WITH TRUST.

     Subject to and in accordance with the Agreement and Declaration of Trust and Bylaws of the Trust and the Articles of Incorporation and Bylaws of the Adviser, respectively, it is understood that the Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, and that the effect of any such adverse interests shall be governed by the Agreement and Declaration of Trust, Articles of Incorporation and Bylaws.

8.   LIABILITY OF ADVISER AND OFFICERS AND TRUSTEES OF THE TRUST

     No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith, gross negligence or reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of this Agreement shall not be affected thereby.

9.   DURATION AND TERMINATION OF THIS AGREEMENT.

          (a) Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect until March 31, 2001 and shall continue in full force and effect for successive periods of one year thereafter so long as such continuance is approved at least annually
          (i) by either the Trustees or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Fund, and (ii) in either event by the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                                                                       EXHIBIT A


               Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund shall be effective to continue this Agreement notwithstanding that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise.

          (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund, or by the Adviser on sixty (60) days' written notice to the other party.

          (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

10.  SERVICES NOT EXCLUSIVE.

     The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

11.  LIMITATION OF LIABILITY.

     The obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

     IN WITNESS WHEREOF, this Investment Advisory Agreement has been executed for the Adviser and the Trust by their duly authorized officers, as of the
day of        , 2000.


                                       OPTIMUM INVESTMENT ADVISERS, L.P.

                                       By:
                                          --------------------------------------


                                       UNIVERSAL CAPITAL INVESTMENT TRUST

                                       By:
                                          --------------------------------------
                                          Andrew J. Goodwin, President

                     SPECIAL MEETING OF SHAREHOLDERS OF THE
                  UNIVERSAL CAPITAL INVESTMENT TRUST TO BE HELD
                             ON AUGUST 17, 2000




     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Universal Capital Investment Trust (the "Trust") hereby appoint Andrew J. Goodwin, III, or Keith F. Pinsoneault, or either of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of Universal Capital Investment Trust, 100 South Wacker Drive, Suite 2100, Chicago, Illinois 60606, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on August 17, 2000, at 100 South Wacker Drive, Suite 2100, Chicago, Illinois 60606, at 8:00 a.m., (Chicago time), and at any adjournments thereof.


     The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF UNIVERSAL CAPITAL INVESTMENT TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

Proposal 1     To elect Andrew J. Goodwin, III, Robert A. Korajczyk,
               Robert F. Seebeck, and Alan L. Zable, as Trustees of the Trust.

               FOR             AGAINST            WITHHOLD AUTHORITY TO VOTE

                                                  FOR ALL EXCEPT

     If you do not wish your shares to be voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s') name. Your shares will be voted for the remaining nominees.


Proposal 2-A   To approve a new Investment Advisory Agreement with Optimum
               Investment Advisers, L.P.

               FOR              AGAINST           ABSTAIN


Proposal 2-B   To continue the New Investment Agreement with Optimum Investment
               Advisers, L.P.

               FOR              AGAINST           ABSTAIN

Proposal 3     To ratify the appointment of Ernst & Young LLP as auditors of the
               Trust for the current fiscal year.

               FOR              AGAINST           ABSTAIN


Mark with an X in the box.

    YOUR VOTE IS IMPORTANT. Please complete, sign and return this card as soon as possible.

Date

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Signature (Joint Owners)

    Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.